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                              GREAT FALLS BANCORP
                                   EXHIBIT 21
                                       TO
                       1995 ANNUAL REPORT ON FORM 10-KSB



                        Subsidiaries of the Corporation


 Great Falls Bancorp (the "Corporation") has two directly owned operating bank subsidiaries, Great Falls Bank and Bergen Commercial Bank (the "Subsidiary Banks"), both of which are New Jersey commercial banking corporations. The Corporation owns 100% of the outstanding shares of the Subsidiary Banks. Each of the Subsidiary Banks in turn has one wholly-owned subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc. (the "Investment Companies"), both of which are New Jersey business corporations.

 The Corporation also owns 100% of the outstanding shares of a second directly owned subsidiary, Great Falls Financial Services, Inc., a New Jersey nonbanking business corporation, which is currently inactive.

 These relationships are indicated in the following chart.



                 GREAT FALLS BANCORP
                    (registrant)
                 (the "Corporation")
====================================================
   Great Falls       Great Falls         Bergen
    Financial           Bank        Commercial Bank
 Services, Inc.      (the "GFB")       (the "BCB")
====================================================
                          .               .
                          .               .
                          .               .
                   ---------------  -----------------
                    Great Falls      BCB Investment
                    Investment         Co, Inc.
                   Company, Inc.
                 ===================================